Exhibit 99.1

NEWS RELEASE

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Constellation Brands Amends Its Senior Credit Facility

VICTOR, N.Y., July 16, 2015 – Constellation Brands, Inc. (NYSE: STZ and STZ.B), a leading beverage alcohol company announced today that it has entered into an amendment to its senior credit facility. The amendment includes:

●	Increasing the existing revolving credit facility by $300 million to $1.15 billion;

●	A new $1.27 billion U.S. Term A loan facility, which combines and increases the existing U.S. Term A and Term A-2 loan facilities by $200 million; and

●	A new European Term A loan facility of $1.43 billion, which combines the existing European Term A loan and European Term B-1 loan facilities.

The maturity date of these facilities will be extended to July 16, 2020. The U.S. Term A-1 loan facility amount of $241.9 million remains the same with an extended maturity of July 16, 2021.

The amendment provides for a reduction in borrowing rates and modifies certain financial and other covenants and includes the suspension of collateral and certain covenants if the company receives an Investment Grade Rating from both S&P and Moody’s. The new revolving credit facility remains undrawn at this time. Proceeds from the increase in the U.S. Term A loan facility are expected to be used to fund a portion of the recently announced acquisition of the Meiomi wine brand.

“Given the recent growth in our business and favorable market conditions, it is an opportune time for us to appropriately size our credit agreement to provide future financial flexibility,” said David Klein, chief financial officer, Constellation Brands. “The amended credit agreement and our expected strong operating cash flow generation should provide ample liquidity for Constellation’s anticipated capital needs into the foreseeable future. Our goal is to continue to target a leverage ratio of three to four times debt to comparable basis EBITDA.”

About Constellation Brands

Constellation Brands (NYSE: STZ and STZ.B) is a leading international producer and marketer of beer, wine and spirits with operations in the U.S., Canada, Mexico, New Zealand and Italy. Constellation is the number three beer company in the U.S. with high-end, iconic imported brands including Corona Extra, Corona Light, Modelo Especial, Negra Modelo and Pacifico. Constellation is also the world’s leader in premium wine selling great brands that people love including Robert Mondavi, Clos du Bois, Kim Crawford, Rex Goliath, Mark West, Franciscan Estate, Ruffino and Jackson-Triggs. The company’s premium spirits brands include SVEDKA Vodka and Black Velvet Canadian Whisky.

Based in Victor, N.Y., the company believes that industry leadership involves a commitment to brand-building, our trade partners, the environment, our investors and to consumers around the world who choose our products when celebrating big moments or enjoying quiet ones. Founded in 1945, Constellation has grown to become a significant player in the beverage alcohol industry with more than 100 brands in its portfolio, sales in approximately 100 countries, about 40 facilities and approximately 7,600 talented employees. We express our company vision: to elevate life with every glass raised. To learn more, visit www.cbrands.com.

Forward-Looking Statements

This news release contains forward-looking statements. The word “expected” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Those statements may relate to Constellation Brands’ business strategy, future operations, prospects, plans and objectives of management, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the forward-looking statements. There can be no assurance the transaction to acquire the Meiomi wine brand will occur or will occur on the timetable projected by Constellation Brands. All forward-looking statements speak only as of the date of this news release. Constellation Brands undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

In addition to risks associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including completion of the acquisition of the Meiomi wine brand under the expected terms, free cash flow, operating cash flow, and capital expenditures to support long-term growth may vary from management’s current estimates, and other factors and uncertainties disclosed from time to time in Constellation Brands, Inc.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended Feb. 28, 2015, which could cause actual future performance to differ from current expectations.

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